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                                 EXHIBIT 23.2

              Consent of Independent Certified Public Accountants
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The Organizers
Penn Mar Bancshares, Inc.
 (A Development Stage Company)
Westminster, Maryland


    We consent to the use of our report and to all references to our firm included in or made a part of this registration statement.



/s/ Rowles & Company, LLP
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Rowles & Company, LLP
Baltimore, Maryland
December 13, 2000